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                                                                    EXHIBIT 23.1

Vivendi Universal
Registration Statement, Form F-4

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants of Vivendi, we consent to the use in this joint proxy statement-prospectus forming a part of this Registration Statement on Form F-4, as amended, filed by Vivendi Universal, of our report dated March 10, 2000 (except with respect to matters discussed in Note 25 as to which the date is September 6, 2000), relating to the consolidated balance sheet of Vivendi and its subsidiaries as of December 31, 1999 and statements of income, changes in shareholder's equity and cash flows for the year then ended and the information with respect to accounting principles generally accepted in the United States appearing in Note 25. We also consent to all references to our Firm included in this joint proxy statement-Prospectus.

                                 Paris, France
                                October 27, 2000

/s/ RSM SALUSTRO REYDEL                            /s/ BARBIER FRINAULT & CIE
--------------------------------------------       --------------------------------------------
     RSM Salustro Reydel                           Barbier Frinault & Cie
                                                   A member firm of Arthur Andersen